UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2012

MEDICAL CARE TECHNOLOGIES INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53665
(Commission File Number)

Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, China
(Address of principal executive offices)

011 8610 6407 0580
(Issuer's telephone number)

________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The  disclosure set forth under Item 2.03 below is hereby incorporated by reference into this Item 1.01.

Section 2- Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 21, 2012, Medical Care Technologies, Inc. (the “Company”) issued a 12% Convertible Note (the “Note”) to Atlas Equity Offshore Ltd., (“Atlas”), in the principal amount of $25,000 in connection with Atlas’ purchase in full, pursuant to an Assignment and Modification Agreement, dated May 21, 2012 (the “Assignment Agreement”), of an outstanding convertible note of the Company (originally issued on November 17, 2011) for $25,000 from a non-affiliate of the Company.

The Note bears interest at 12% per annum and all accrued and unpaid interest shall bear interest until paid, compounded monthly. The Note shall be due and payable on May 21, 2013 (the “Maturity Date”) in cash or common stock of the Company.  The Company may prepay principal and interest on this Note at any time before the Maturity Date.

The Note is convertible, at any time, in whole or in part, at Atlas’ option, into common stock of the Company at an initial conversion price per share equal to a 50% discount from the lowest closing bid price in the 15 trading days prior to the day that Atlas requests a conversion. The Company will not be obligated to issue fractional conversion shares.

In the event of any liquidation, reorganization, winding up or dissolution, repayment of the Note shall not be subordinate in any respect to any other indebtedness of the Company outstanding as of the date of the Note or thereafter incurred by the Company.

Such non-subordination shall extend without limiting the generality of the foregoing, to all indebtedness of the Company to banks, financial institutions, other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts. Any warrants, options or other securities convertible into stock of the Company issued before the Note date shall rank pari passu with the Note in all respects.

If at any time or from time to time after the date of the Note, the common stock issuable upon the conversion of the Note is changed into the same or different numbers of shares of any class or classes of stock, whether by recapitalization or otherwise, then in each such event Atlas shall have the right thereafter to convert the Note into the kind of security receivable in such recapitalization, reclassification or other change by holders of common stock. In such event, the formulae for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

Provided certain conditions as described in the Note related to the Company’s common stock are met and no Event of Default exists, the Company has the option of prepaying by giving Atlas 3 business days’ written notice, in whole or in part, the outstanding principal and interest of the Note, in an amount equal to 150% of the principal amount to be redeemed, together with accrued but unpaid interest thereon.

For all of the terms and conditions of the Note, the Debt Purchase Agreement, the Escrow Agreement and the Irrevocable Instructions, reference is hereby made to Exhibits 10.42, 10.43 and 10.44, respectively.  All statements made herein concerning such documents are qualified by reference to said Exhibits.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.42	12% Convertible Note dated May 21, 2012

10.43	Assignment and Modification Agreement, dated May 21, 2012, between Atlas Equity Offshore Ltd. and C. Wang

10.44	Irrevocable Transfer Agent Instructions from Medical Care Technologies, Inc. to Manhattan Transfer Registrar Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL CARE TECHNOLOGIES INC.

Dated: May 25, 2011	By:	/s/ Ning C. Wu
Ning C. Wu
President and Chief Executive Officer